Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-226268) and Form S-8 (File Nos. 333-128252 and 333-190877 and 333-224042) of Citizens Community Bancorp, Inc. and Subsidiary of our report dated March 8, 2021, relating to the consolidated financial statements, which appears in this annual report on Form 10-K for the year ended December 31, 2020.

/s/ Eide Bailly LLP

Denver, Colorado
March 8, 2021